OIL AND GAS LEASE AND DEVELOPMENT AGREEMENT
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     THIS  AGREEMENT, made and entered into this 16th day of August 2000 between
Allegheny Energy, Inc., a Maryland Corporation, Monongahela Power Company, an Ohio corporation, and West Virginia Power and Transmission Company, a West Virginia corporation (hereinafter collectively called "Lessor"), and Energy Corporation of America, a West Virginia Corporation (hereinafter called "Lessee"),


                              W I T N E S S E T H:
                              - - - - - - - - - -

                                       I.

     Lessor, in consideration of Ten Dollars ($l0.00) and other good and valuable considerations in hand paid, the receipt of which is hereby acknowledged, of the royalties herein provided and of the agreements of Lessee herein contained, hereby grants, leases and lets exclusively unto Lessee (subject to each and all the other provisions here-of), for the purpose of investigating, exploring, prospect-ing, drilling and mining for and producing, transporting and marketing oil and gas, and for the purpose of laying pipe-lines, building tanks, power stations, telephone lines and all other facilities thereon necessary in conducting any of such operations on the leased premises, those certain tracts of land situated in Tucker County, West Virginia, more particularly described in Exhibit A attached hereto and hereby made a part hereof for all purposes.

     This lease does not cover water or minerals except water or minerals which are produced in association with oil or gas, and there are excepted herefrom all water (except that water injected into the leased premises by Lessee or produced in association with the recovery of oil or gas) coal, lignite, sulphur, uranium ores and other radioactive ores, sand, gravel, stone, fuller's earth, commercial clays or other minerals, whether similar or dissimilar and whether or not now known, unless produced in association with the recovery of oil or gas. Further, this lease is subject to all presently existing and enforceable easements, rights-of--way, leases and other grants of rights and interests affect-ing the leased prem-ises, either of record in the Office of the Clerk of the County Commission of Tucker County, West Virginia, or occupied on the ground, whether or not identified in this lease, and the rights arising under said easements, rights-of-way, leases and other grants.

     For the purpose of calculating the shut in gas well payments hereinafter provided for, the leased premises is estimated to comprise 18,520 acres, whether it actually comprises more or less.

                                       II.

     Subject to the other provisions hereof, this lease shall be for a term of ten (10) years from and after the date hereof (herein called "primary term") and as long thereafter as (a) oil or gas is produced from the leased premises, or from acreage pooled therewith as hereinafter provided, in paying quantities or
(b) this lease is main-tained in force in any other manner hereinafter provided.

                                      III.

     The  royalties  to  be  paid  by  Lessee  to  Lessor  are:

     (a) On oil, nineteen percent (19%) of that produced and saved from the leased premises, the same to be delivered free of cost at the wells to the credit of Lessor into the pipeline or pipelines to which Lessee's wells may be connected or, at Lessor's option, into storage provided by Lessor at its expense; provided however that Lessee may, from time to time, purchase any royalty oil in its possession paying the market value therefore prevailing for the field where produced on the date of purchase and Lessee may sell any royalty oil in its possession paying the market value reserved by Lessee for such oil computed at the well.

     (b) On gas, including casinghead gas or other gaseous substances, produced from the leased premises and sold or used (other than for lease operations hereunder), nineteen percent (19%) of the current price for which gas is sold by a willing seller to a willing buyer in an arm's length transaction in Tucker County, West Virginia, at the well at the time of delivery, free of development and production cost; provided if the gas produced from the leased premises is sold or delivered for processing in an absorption or extraction plant, or other type plant or plants, whether similar or dissimilar, for the recovery of the liquid and/or liquefiable hydrocarbons, sulphur or other products therefrom, and if such gas is so pro-cessed, Lessor shall have and be entitled to a royalty of nineteen percent (19%) of all plant products, and all other hydrocarbons, sulphur and products so extracted, separated, produced and saved from such gas (but not products subsequently manufactured therefrom), the same to be delivered either to the credit of Lessor into the pipeline or other carrier to which the plant or plants may be connected or into which such products may be delivered or, at Lessor's option, at the plant or plants into storage provided by Lessor at its expense; and, in addition thereto, Lessor shall have and be entitled, as royalty, to nineteen percent (19%) of the current fair market value of all residue gas sold or used (other than for lease operations here-under) at the time of delivery, which residue gas is understood to be the gas at the outlet side of the plant or plants after the same has been processed for the extraction of liquid and/or liquefi-able hydrocarbons, sulphur or other products therefrom.

     (c) Lessee agrees that all gas, including casing-head gas, produced from the leased premises and not processed in a plant or plants as above provided, before the same is sold or used for any purpose, shall be run through a properly operated conventional field type separator or separators or other comparable equip-ment at least as efficient for the purpose of separat-ing, extracting and saving at or near the well the liquid and liquefiable hydrocarbons recoverable from the gas by such means, unless (l) the liquid hydrocar-bon content of such gas is so small as to make the installation and operation of a separator or separators or other comparable equipment unprofitable to Lessee or (2) the pressure of such gas is such that running the same through a separator or separators or other compar-able equipment will so reduce the pressure that Lessee will be unable to deliver the residue or separated gas against the existing gathering system or pipeline pressures; and on all such liquid and liquefiable hydrocarbons so separated, extracted and saved, Lessor shall have and be entitled to a royalty of nineteen percent (19%) of that so produced and saved, the same to be delivered either to the credit of Lessor into the pipeline or pipelines to which the well may be connected or, at Lessee's option, at the well into tanks provided by Lessor at its expense; and, in addi-tion thereto, Lessor shall be paid the royalties above provided on all such gas sold or used after the same has been run through the separator or separators or other comparable equipment.

     (d) On any substance, including water or miner-als, which is marketable or of commercial value and which is produced from the leased premises in associa-tion with oil or gas, nineteen percent (19%), either in kind or value at the well, at Lessor's election, provided that Lessor shall give to Lessee reasonable notice as to its election.

     Lessee shall have the free use of gas, including casinghead gas, residue gas or gas of any other nature or description, produced from the leased premises for all lease operations hereunder. Lessee shall have the right to use, free of cost, water found on the leased premises for Lessee's operations thereon. All taxes, including ad valorem taxes, production, severance and similar taxes, shall be borne and paid by Lessor and by Lessee on their respective interests in the leased premises.

                                       IV.

     Subsequent to the primary term and while there is a gas well (classified as such by any lawful governmen-tal authority having jurisdiction) on the leased premises, or on acreage pooled therewith as hereinafter provided, capable of producing gas in paying quantities, but gas therefrom is not being sold or used because of lack of market or available pipeline connection therefor or because of force majeure, subject to the provisions of Section VIII hereof, this lease nevertheless may be maintained in force and effect as to the acreage allocable to each such well as established by the rules of any governmental regulatory body having jurisdiction over any such well, by Lessee paying to Lessor a shut-in royalty equal to five dollars ($5.00) per acre, for each acre then covered by the Lease allocable to each such well. Such payment shall be made annually within sixty (60) days after such gas well is shut in and shall continue annually thereafter until such well commences production. If no applicable governmental rule or order exists which spaces the leased premises, payment of shut-in royalties, as provided herein, shall be based upon a one hundred and sixty (160) acre spacing, in the form of a square surrounding each gas well.

     If such payments are made or tendered, this lease shall not terminate, and it shall be considered that gas is being produced in paying quantities during such periods. Nothing contained in this paragraph shall operate to relieve Lessee of its obligations diligently to seek a market for gas or from its obligations hereunder, with respect to reasonable development for oil and gas or with respect to protecting the leased premises from drainage.

                                       V.

     Subject to the provisions of Sections VI and VIII hereof, Lessee at any time or times may execute and deliver to Lessor in recordable form or place of record in the office of the Clerk of the County Commission of Tucker County, West Virginia (after delivering to Lessor a true copy thereof), a release or releases covering any portion or portions of the leased premises and thereby surrender this lease as to such portion or portions and be relieved of all obligations as to the acreage surrendered, and thereafter any shut in royalties payable hereunder shall be payable only on the acreage covered hereby as reduced by said release or releases.

                                       VI.

     If at the expiration of the primary term of this lease, oil or gas is not being produced from the leased premises and this lease is not otherwise being maintained, but Lessee on or before that date commences the actual drilling or reworking of a well in search of such oil or gas, then, subject to the provisions of Section VIII hereof, this lease shall continue in force as to the leased premises so long as such drilling or reworking operations are being diligently prosecuted. If, as a result of any such drilling or reworking operations, oil or gas be found and produced in paying quantities from the leased premises or the production in paying quantities of any of same be restored, this lease shall continue in force so long as either of them is pro-duced in paying quantities. If oil or gas is being produced in paying quantities from the leased premises, or from acreage pooled therewith as hereinafter provided, at the expiration of the primary term or if such production is obtained from the leased premises after the expiration of the primary term hereof and such production shall for any reason cease or terminate, Lessee shall have the right at any time within ninety (90) days from the cessation of such production to resume actual drilling or reworking of a well in an effort to make the leased premises again produce oil or gas in paying quantities, in which event, this lease shall remain in force as to the leased premises so long as such drilling or reworking operations are being diligently prosecuted, and if they result in production of oil or gas in paying quantities, so long thereafter as either oil or gas is produced in paying quantities.

                                      VII.

     Lessee, at its option, is hereby granted the right and power, from time to time, subject to the limitations and upon the conditions prescribed in this
Section VII to pool or unitize, to the extent, but only to the extent, provided in this Section VII, the prescribed portion of the leased premises as to gas, but not as to oil, with other land, and/or other lease or leases covering land, adjoining or contiguous to the leased premises when it is necessary or advisable to do so in order properly to explore, or to develop and operate, the leased premises in compliance with the rules or regulations of any lawful gov-ernmental author-ity, federal or state, having jurisdiction, or when to do so would promote the conservation of gas in and under, and that may be pro-duced from, the leased premises. Anything con-tained herein to the contrary notwithstanding, units created hereunder shall be limited to gas, shall include the leased premises as no less than 50% of the horizontal area of each unit unless all of the leased premises not then included in a unit or units is included in the unit, and shall comply with the following conditions and limitations:

     (a) no unit of more than three hundred (300) acres (plus 10% acreage tolerance) may be created for production from subsurface depth(s), zone(s), formation(s) or horizon(s) above the top of the Onandoga; and

     (b) no unit of more than six hundred and forty (640) acres (plus 10% acreage tolerance) may be created for production from subsurface depth(s), zone(s), formation(s) or horizon(s) below the top of the Onandaga;

provided further that if any lawful governmental authority having jurisdiction requires the creation of units for production of gas larger than those prescribed in this Section VII as a condition to a maximum production allowable, units thereafter created for production of gas pursuant to this Section VII may conform in size to those so required by said governmental authority for a maximum production allowable. The units formed by pooling as to any depth(s), zone(s), formation(s) or hori-zon(s) need not conform in size or area with the unit or units in which this lease is pooled or combined as to any other depth(s), zone(s), formation(s) or horizon(s). The pooling in one or more instances shall not exhaust the rights of Lessee hereunder to pool this lease into other units conforming to the limitations and conditions pre-scribed in this Section VII. Lessee shall file for record in the office of the Clerk of the County Commission of Tucker County, West Virginia, an instrument describing and designating the pooled acreage as a pooled unit. Any unit created hereunder shall become effective upon the date the instrument designating same is filed for record in Tucker County, West Virginia. Any unit created hereunder shall be effective as to Lessor, its successors and assigns, irrespective of whether or not the unit is likewise effective as to all other owners of surface, min-eral, royalty or other interests in the lands, minerals and formations subject to such unit. A pooled unit may include, but is not required to include, land or leases upon which a well capable of producing gas in paying quantities has theretofore been completed or upon which operations for the drilling of a well for gas have theretofore been commenced. Operations for drilling on any part of the pooled unit which includes a portion of the leased premises, regardless of whether such operations for drilling were commenced before or after the execution of this instrument or the instrument designating the pooled unit, shall be considered as opera-tions for, drilling on the leased premises, and the entire acreage constituting such unit or units, as to gas as herein provided, shall be treated for all purposes, except the payment of royalties on production from the pooled unit, as if the same were included in this lease within the definition of "leased prem-ises." For the purpose of computing the royalties to which owners of royalties and payments out of production and each of them shall be entitled on production of gas from any pooled unit created hereunder, there shall be allocated to the land covered by this lease and included in said unit (or to each separate tract within the unit, if this lease covers separate tracts within the unit) a pro rata portion of the gas produced from the pooled unit. Such allocation shall be on an acreage basis - that is to say, there shall be allo-cated to the acreage covered by this lease and included in the pooled unit (or to each separate tract within the unit if this lease covers separate tracts within the unit) that pro rata portion of the gas produced from the pooled unit which the number of surface acres covered by this lease (or by each separate tract) and included in the pooled unit bears to the total number of acres included in the pooled unit. As used in this paragraph, the words "separate tract" mean any tract with royalty ownership differing, now or hereafter, either as to parties or amounts, from that as to any other part of the leased premises. Royalties hereunder shall be computed on the portion of such gas production so allocated to the land covered by this lease and included in the unit just as though such production was from such land. Any pooled unit designated by Lessee in accordance with the terms hereof may be dissolved by Lessee by instrument filed for record in the office of the Clerk of the Commission of Tucker County, West Virginia, after the completion or a dry hole or the cessation of production from said unit.

     If any portion or portions of the leased premises are pooled or unitized pursuant to this Section VII or pursuant to any valid and enforceable law or regulation of any governmental body having jurisdic-tion, the portion of the leased premises not so pooled or unitized shall for all purposes be treated as a separate lease, and production from, or attributable to, the portion or portions of the leased premises so pooled or unitized shall not perpetuate the portion of the leased premises not so pooled or unitized. The portion of the leased premises not so pooled or unitized may be maintained in force and effect by operations on payment of shut in gas well royalty with respect to, or production of oil or gas from wells drilled on and com-pleted under, the portion of the leased premises not so pooled or unitized, to the extent provided by the terms hereof.

                                      VIII.

     If at the end of the primary term hereof, oil or gas in paying quantities has been discovered on the leased premises, or on acreage pooled therewith as hereinabove provided, or if oil or gas in paying quantities is discov-ered on the leased premises, or on acreage pooled therewith as hereinabove provided, so as to continue the term of the lease, after the end of the primary term, as provided in Section VI hereof, Lessee thereafter shall conduct diligent operations for the drilling of successive wells on the leased premises, or on acreage pooled therewith as hereinabove provided.

                                       IX.

     At least ten (10) days prior to commencing opera-tions for the drilling of each and every well on the leased premises, Lessee agrees to furnish Lessor written notice of its intent to commence such opera-tions, and within ten (10) days after: (i) the commencement of the actual drill-ing of any well on the leased premises; or (ii) the completion or abandonment of any well drilled on the leased premises; Lessee agrees to furnish Lessor written notice of such event. Lessee further agrees: (i) to furnish Lessor copies of all applications and reports filed with any governmental authority having jurisdiction of operations by Lessee on the leased premises and of all permits issued to Lessee by any govern-mental authority with respect to operations on the leased premises, within ten (10) days after such application or report is filed or such permit is received by Lessee; and (ii) to furnish Lessor at least weekly a copy of the drill-ing report for each well drilled on the leased prem-ises, showing the depth to which the well has been drilled and the activities taken through the date thereof. Lessor agrees to hold all information furnished to it under this section confidential for one (1) year beyond the termination of this lease or until the time such information becomes public knowledge, whichever is earlier.

     At its sole risk, Lessor and its representatives shall have access to the leased premises, well records and production information at all reasonable times to inspect exploration, development and operations on the leased prem-ises, or on acreage pooled or unitized therewith pursuant to law or regulation of a governmental body having jurisdic-tion, including access to the derrick floor. Samples of cores and cuttings of drilling wells shall be made available to Lessor and its representatives at the wells. Lessee agrees to keep accurate logs of all wells drilled by it hereunder, and Lessor shall be furnished, free of cost and within thirty (30) days after completion of each well, with copies of said logs, including logs of electrical surveys, if such surveys are made.

                                       X.

     Lessee agrees to indemnify and hold Lessor harmless from and against all claims, loss and liability to third parties (including governmental authorities) arising out of Lessee's operations hereunder.

                                       XI.

The rights of Lessor and of Lessee may be assigned in whole or in part and the provisions hereof shall extend to and be binding upon the respective heirs, succes-sors, assigns and legal representatives of Lessor and Lessee; provided, however, an assignment by a party to an assignee which is not an affiliate of the assigning party shall not be made without the consent of the other party, which consent shall not be unreasonably withheld or delayed; provided however that Lessee may encumber, mortgage, pledge or assign its interest hereunder for financing purposes without Lessor's consent. No change or division in ownership of the leased premises or of the rentals or royalties payable here-under, accomplished after the date of this lease, however such change or divi-sion may be accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee, and no such change or division of such ownership shall be binding on Lessee until thirty (30) days after Lessee shall have been furnished by registered or certified United States Mail at Lessee's address noted herein with a certified copy of the recorded instrument or instruments evidencing same. No change in the ownership of the leasehold estate created hereby shall be binding upon Lessor until Lessor shall have been furnished by registered or certified United States Mail at Lessor's address noted herein with a certified copy of the recorded instrument or instruments evidencing same, and Lessee shall remain respon-sible for the undertakings and obligations of Lessee until said certified copy of the recorded instrument or instru-ments are received by Lessor.

                                      XII.

Lessor hereby warrants that it owns 100% of the leased premises, Lessee may purchase or lease the rights of any party claiming any interest in the leased premises and exercise such rights as may be obtained thereby but Lessee shall not suffer any forfeiture nor incur any liability to Lessor by reason thereof. Lessee, at its option and only after calling the matter to the attention of Lessor, in order that Lessor may pay same if it desires, may discharge in whole or in part any tax, mortgage or other lien upon the leased premises or any part thereof, or may redeem the same form any tax sale or adjudication, and shall be subrogated to such lien with the right to enforce same. The royalties, shut in gas well payments and rental provided for herein are based upon the ownership by Lessor of the entire mineral estate in the leased prem-ises, and if Lessor owns less than the entire mineral estate (even though stated to be less) in all or any portion of the leased premises, such royalties, shut in gas well payments and rentals attributable to any part of the leased premises as to which this lease covers less than the entire mineral estate shall be paid only in the proportion that Lessor's interest in the entire mineral estate in the leased premises bears to the entire mineral estate therein.

                                      XIII.

     The  term  "force  majeure"  as  used  herein  shall  mean  and  include:
requisition, order, regulation or control by governmental authority or commission; exercise of rights of priority or control by governmental authority for national defense or for war purposes resulting in delay in obtaining or inability to obtain either material, equipment or means of transportation normally necessary in prospecting or drilling for oil or gas, or in producing, handling or trans-porting same from the leased premises or necessary to Les-see's operations thereon; war; acts of God; insurrection; flood; strikes; labor disputes or other similar causes (excluding financial) which, including those specified above, are beyond the control of Lessee.

     If by reason of force majeure, as herein defined, Lessee is prevented from or delayed in drilling, completing or producing any well or wells for oil or gas on the leased premises, Lessee shall give written notice to Lessor, specifying the event of force majeure on which Lessee relies as preventing or delaying the drilling, completing or pro-ducing of such well or wells. Following Lessor's receipt of such written notice and thereafter while Lessee is so pre-vented or during the period of such delay, Lessee shall be relieved from all obligations, whether express or implied, imposed on Lessee under this lease, to drill, complete or produce such well or wells on the leased premises, and Lessee shall not be liable in damages, and this lease shall not terminate or be subject to cancellation for failure of Lessee to drill, complete or produce such well or wells dur-ing the time Lessee is so prevented or delayed from perform-ing hereunder, and the time while Lessee is so prevented or delayed shall not be counted against Lessee, anything con-tained in this lease to the contrary notwithstanding; pro-vided, however, that Lessee shall use reasonable diligence to overcome, or limit the period of, such event of force majeure, and under no circumstances shall Lessee be excused from paying or tendering any delay rental or rentals or any other payment or payments that otherwise would be payable hereunder.

                                     XIV.

     The primary purpose of this lease is the explora-tion and development of the leased premises for oil and gas and the production thereof for the mutual benefit and profit of Lessee and Lessor; and subject to all of the terms and provisions hereof, either express or implied, Lessee shall conduct all operations required or permitted hereunder in a good, workmanlike, prudent and diligent manner, having in mind at all times, however, the interests of Lessor in the leased premises as well as the interests of Lessee.

                                       XV.

     Should the right to receive royalties, shut in gas well payments and rentals, or any of them, under this lease, be owned in part by a party or parties other than Lessor, such royalties and shut in gas well payments shall be, and such rentals may be, paid or tendered, severally, to Lessor and such other parties entitled thereto or to the credit, severally, of Lessor and such other parties entitled thereto, all as otherwise provided herein.


                                      XVI.

     Lessor will share equally (50%) the cost of drilling the first four (4) wells (the "Initial Wells") on the leased premises. Lessor and Lessee agree to negotiate in good faith, promptly following the execution of this agreement and execute an Operating Agreement substantially in the form of the 1989 Model Form Operating Agreement. With respect to the Initial Wells, Lessor shall hold a fifty percent (50%) working interest and shall receive the proceeds of production attributable thereto. The royalties provided for in Section III shall not apply to production from the Initial Wells.

          If, pursuant to Section VII hereof, Lessee pools or unitizes the leased premises with other land, and/or lease of leases covering land which is adjoining or contiguous to the leased premises, Lessor shall share equally (50%) in Lessee's proportionate share of the cost of drilling any well or wells on the pooled or unitized acreage until such time as Lessor has participated in two (2) net wells. Until such time as Lessor has participated in two (2) net wells on acreage pooled or unitized all such wells in which Lessor has a working interest shall be deemed to be Initial Wells and Lessor shall not be entitled to any royalty on the production therefrom but shall be entitled to his working interest.

                                      XVII.

     Any notice, request, consent, waiver or other communication required or permitted to be given hereunder shall be effective only if in writing and shall be deemed sufficiently given only if delivered in person or sent by facsimile or by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

If  to  Lessee:
--------------

     Energy  Corporation  of  America
     Attn:  John  Mork,  President  and  CEO
     4643  South  Ulster  Street
     Suite  1100
     Denver,  CO  80237

With  copies  to:
----------------

     Goodwin  &  Goodwin,  LLP
     Attn:  Thomas  R.  Goodwin
     1500  One  Valley  Square
     P.  O.  Box  2107
     Charleston,  WV  25328-2107

If  to  Lessor:
--------------

     Allegheny  Energy,  Inc.
     Attn:  Peter  Dailey,  Director
     800  Cabin  Hill  Drive
     Greensburg,  PA  15601-1689

With  copies  to:
----------------

     Allegheny  Power
     Attn:  Gary  A.  Jack,  Senior  Attorney
     1310  Fairmont  Avenue
     Fairmont,  WV  26554


                                     XVIII.

     This Lease shall be governed by and construed in accordance with the laws of the State of West Virginia.

                                      XIX.

          In the event that Lessor considers Lessee to have breached any covenant express or implied in the Lease, Lessor shall notify Lessee in writing, at Lessee's last known address, specifying in what respects Lessor claims Lessee has breached the Lease. Lessee shall have sixty (60) days from the receipt of such notice in which to cure the alleged breach. If Lessee cures the breach within sixty (60) days of notice, it shall not be deemed in default. The giving of such notice and the failure of Lessee to timely cure the breach shall be a condition precedent to the filing of any legal action by Lessor. No breach by the Lessee shall forfeit or terminate this Lease, in whole or in part, except as expressly stated herein or as otherwise expressly provided by law.

                                       XX.

     This lease and the above-described operating agreement constitute the entire agreement with respect to the subject mater hereof and supercede any and all other prior understandings, contracts, agreements, representations or warranties, oral or written, between the parties hereto with respect to the subject matter of this Agreement.

     Pronouns, nouns and terms as used in this instrument shall include the masculine, feminine, neuter, singular and plural forms thereof wherever appropriate to the context.


IN WITNESS WHEREOF, this instrument is executed on the date first above written.


                                       ALLEGHENY  ENERGY,  INC.


                                       By     /S/  Jay S. Pifer
                                          --------------------------------------


                                       MON  POWER  COMPANY


                                       By     /S/  Jay S. Pifer
                                          --------------------------------------



                                       WEST  VIRGINIA  POWER  AND
                                       TRANSMISSION  COMPANY


                                       By     /S/  Jay S. Pifer
                                          ------------------------------------



                                                  LESSOR




                                       ENERGY  CORPORATION  OF  AMERICA


                                       By  /S/  Michael S. Fletcher
                                          -----------------------------------

                                                  LESSEE

THE  STATE  OF  West Virginia

COUNTY  OF Marion

     This instrument was acknowledged before me on August 16, 2000 by Jay S. Pifer, Senior Vice President of Allegheny Energy, Inc., a Maryland Corporation.

     Notary  Public  in  and  for
     Marion  County,  West Virginia              /S/ Twila M. West
                                             ---------------------------------

My  commission  expires: June 9, 2008             (SEAL)



THE  STATE  OF  West Virginia

COUNTY  OF Marion

     This instrument was acknowledged before me on August 16, 2000 by Jay S. Pifer, Senior Vice President of Monongahela Power Company, an Ohio Corporation.

     Notary  Public  in  and  for
     Marion  County,  West Virginia              /S/ Twila M. West
                                             ---------------------------------

My  commission  expires: June 9, 2008             (SEAL)



THE  STATE  OF  West Virginia

COUNTY  OF Marion

     This instrument was acknowledged before me on August 16, 2000 by Jay S. Pifer, Senior Vice President of West Virginia Power and Transmission Company, a West Virginia Corporation.

     Notary  Public  in  and  for
     Marion  County,  West Virginia              /S/ Twila M. West
                                             ---------------------------------

My  commission  expires: June 9, 2008             (SEAL)

THE  STATE  OF West Virginia

COUNTY  OF  Kanawha

     This instrument was acknowledged before me on August 16, 2000 by Michael S. Fletcher, Chief Financial Officer, Treasurer of Energy Corporation of America, a West Virginia Corporation.


     Notary  Public  in  and  for
     Kanawha  County,  West Virginia             /S/  Kathryn S. Keene
                                              ---------------------------------

My  commission  expires:  April 2, 2007          (SEAL)



Prepared by:
Tammy J. Owen
Goodwin & Goodwin LLP
P.O. Box 2107
Charleston, WV  25328-2107

Exhibit  A
Allegheny  Power  Canaan  Valley  Property


LOCATION  TRACT    PROPERTY  PRESENT OWNER           FORMER OWNER                DBV PG      ACRES      DWG NO     AP DWG
          NUMBER   NUMBER

1*            613  D-43      WVA P&T                 W VA PGH RY CO                  43-359
1A            613            STATE OF W VA           W VA P&T
2             614            W POCAHONTAS PROP'S     W M RR                      46-367&156             BW-A-5138
3*            615  D-1       W VA P&T                BABCOCK LUMBER & BOOM CO        47-319             BW-A-5138
4*        616 1,2  D-8, 9    W VA P&T                A L HALMICK, ET AL              47-319
5*            617            W VA P&T (18 PARCELS)                                                      BW-A-5018
6*        618 1,2  D 12, 11  W VA P&T (3 PARCELS)    BRANSON HARPER                  46-335      39.14  BW-A-5148
7*          619-1  D-6       W VA P&T                BABCOCK LUMBER & BOOM CO        43-177   13197.26  BW-A-5109  C9250001
7A*         619-2  D-10      W VA P&T                RILEY HARPER                    47-333       2.71  BW-A-5148   509-690
8             620            W POCAHONTAS PROP'S     W M RR                                   4258.215  BW-A-5137   509-718
9             621            W POCAHONTAS PROP'S     W M RR                                  T2575.163  BW-A-5137   509-718
9A*           621  D-42      W VA P&T                DAVIS TRUST CO                  45-131    412.265  BW-A-5137   509-718
10            622            N/ VICTOR&DOC BONNER                                                       BW-A-5111   509-692
10A*          622  D-37      W VA P&T                V BONNER, ET UX                 45-104     71.846  BW-A-5111   509-692
10B           622            US FOREST SERVICE
11*           623  D-26      W VA P&T                A L FRANCIS, ET UX              43-358    317.645  BW-A-5110   509-691
12*           624  D-67      W VA P&T                E P WRIGHT, ET UX               66-499    165.789  BW-A-5126   509-707
13*           625  D-28      W VA P&T                F M BILLINGSLEA, ET UX           45-89    307.029  BW-A-5126   509-707
14*         626-1  D-33      W VA P&T                S M KAEMMERLING, ET VIR         47-395    478.366  BW-A-5127   509-708
15*         626-2  D-32      W VA P&T                S M KAEMMERLING, ET VIR         47-395    370.851  BW-A-5125   509-706
16*           627            MONONGAHELA PWR         M E HARMAN, ET VIR, ET AL       79-213    308.209  BW-A-5136   509-717
16A*          627  D-68      W VA P&T                TACY CARWELL                    70-465      3.987  BW-A-5136   509-717
17*           628            MONONGAHELA PWR         C S HARPER, ET AL               79-414
17A*          628  D-38      W VA P&T                W J TROUT                                          BW-A-5133   509-714
17B*          628  D-38      W VA P&T                W J TROUT                                          BW-A-5133   509-714
18*           629            MONONGAHELA PWR         R WILLIAMS, ET UX, ET AL        79-406                         409-476
18A*          629  D-39      W VA P&T                S E TURNER                       45-55             BW-A-5131   509-712
18B*          629  D-39      W VA P&T                S E TURNER                       45-55             BW-A-5132   509-713
19*           630  D-35      W VA P&T                G H JOHNSON, ET UX               45-93    231.152  BW-A-5112   509-639
20*           631  D-34      W VA P&T                CHAS E JOHNSON                   45-91
                             HANCEL MALLOW(SURF)     W VA P&T
21*           632            W VA P&T(OIL, GAS)      W O JOHNSON, ET UX, ET AL        47-44    ?44.084  BW-A-5113  TF551762
21A*          632  D-25      W VA P&T                W O JOHNSON, ET UX, ET AL        47-44   ?105.737  BW-A-5113   509-694
22            633            MERELIN LANHAM          STELLA HARMAN                               80.63  BW-A-5114   509-695
22A*          633            MONONGAHELA PWR         MERLIN LANHAM                   71-245      1.832  BW-A-5114   509-695
23            634            HANCEL MALLOW                                                      157.27
23A*          634  D-70      W VA P&T                HANCEL MALLOW                               2.221  BW-A-5114   509-695
23B8          634  D-70      W VA P&T                HANCEL MALLOW                               5.186  BW-A-5114   509-695
23C*          634            MONONGAHELA PWR         HELEN COOK                       79-27     57.457              404-893
24*           635  D-27      W VA P&T                A L FRANCIS, ET UX              43-358    118.871  BW-A-5117   509-698
25*           636  D-31      W VA P&T                W S COOPER, ET UX               45-102      137.5  BW-A-5118   509-699
26            637            M L COOPER              W FLANNIGAN                               103.142  BW-A-5119   509-700
26A*          637            MONONGAHELA PWR         M L COOPER                        72-1      15.95  BW-A-5119   509-700
27*           638  D-29      W VA P&T                C W & ARLETTE PROPST             45-67     77.664  BW-A-5116   509-697
28*           639  D-69      W VA P&T                C S TETER, ET UX                 71-17     86.767  BW-A-5116   509-697
29*           640  D-36      W VA P&T                BRANSON HARPER, ET UX            45-92    283.173  BW-A-5115   509-696
30*          640A            MONONGAHELA PWR         MARK K HEDRICK                  79-244     28.692  BW-A-5115   509-696
31            641            ROSCOE BEALL                                                               BW-A-5124   509-705
31A*          641  D-40      W VA P&T                G H KUYKENDALL,ET UX,ET AL       45-71             BW-A-5124   509-705
23            642            ALLEGHENY PROPS INC     JASON HARMON HEAIRS                                BW-A-5130   509-711
33            643            A R FORD                                                                   BW-A-5129   509-710
33A*          643  D-71      W VA P&T                J R HARPER, ET UX,ETAL          71-185       1.83  BW-A-5129   509-710
34            644            ROSCOE BEALL            A COFFMAN                                          BW-A-5123   509-704
35            645            CARRIE HARMAN           CHAS HARPER                                  221+  BW-A-5122   509-702
35A*          645            MONONGAHELA PWR         C M HARMAN,ETVIR,ET AL          73-195     15.385  BW-A-5122   509-702
35B*          645            MONONGAHELA PWR         C M HARMAN,ETVIR,ET AL          73-195      0.042  BW-A-5122   509-702
36            646            M L COOPER              W VA P&T                                           BW-A-5116   509-697
36A*          646  D-30      W VA P&T                W S COOPER, ET UX               45-102     64.795  BW-A-5116   509-697
37            647            M L COOPER              I C & C M BENNETT                         285.614  BW-A-5120   509-701
37A*          647            MONONGAHELA PWR         M L COOPER                        72-1      2.236  BW-A-5120   509-701
37B*          647            MONONGAHELA PWR         M L COOPER                        72-1      7.055  BW-A-5120   509-701
37C*          647            MONONGAHELA PWR         M L COOPER                        72-1      1.217  BW-A-5120   509-701
37D*          647            MONONGAHELA PWR         M L COOPER                        72-1      1.942  BW-A-5120   509-701
38            648            RUTH C ALLMAN           G F COOPER                                         BW-A-5121   509-702
38A          648B            MONONGAHELA PWR         R C ALLMAN                                         BW-A-5121   509-702
39            648            ELSIE L TETER, ET VIR   G F COOPER                                         BW-A-5121   509-702
39A          648A  D-72      W VA P&T                E L TETER,ET VIR                71-157     4.0196  BW-A-5121  GA17933B
40                           W POCAHONTAS PROP'S     W M RR
41                           VEPCO (HERR TRACT)
42                           W POCAHONTAS PROP'S     W M RR
43                           W POCAHONTAS PROP'S     BAIRD GATZMER

CREATED  BY  WPM          *Monongahela  Power  and  West  Virginia  Power  &  Transmission  Company  lands.
8/3/00                     Non  asterisked  owners  are  not  a  part  of  this  lease.

Exhibit  A
Map  of  Canaan  Valley

Topographical map of Canaan Valley Property. Per legend for map, the highlighted areas of map include: Total Oil and Gas Ownership; One-half Oil and Gas Ownership; No Oil and Gas Ownership; Total Oil and Gas Ownership (94 acres leased to C and A Gas Company). Parts of West Virginia State Park and Monongahela National Forest are also shown on map.